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                                                               EXHIBIT 23.1


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan of ViroLogic, Inc., of our report dated February 7, 2002, except for notes 6 and 8 as to which the date is March 26, 2002, with respect to the financial statements and schedule of ViroLogic, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


Palo Alto, California
May 23, 2002